                                                                    EXHIBIT 99.2


                         NOTICE OF GUARANTEED DELIVERY

                             DEL MONTE CORPORATION
                               OFFER TO EXCHANGE
                             ALL OF ITS OUTSTANDING

                   9 1/4% SENIOR SUBORDINATED NOTES DUE 2011


                                      FOR


               SERIES B 9 1/4% SENIOR SUBORDINATED NOTES DUE 2011

          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933


     As set forth in the Prospectus described below, this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to tender for exchange any and all outstanding 9 1/4% Senior Subordinated Notes due 2011 ("Outstanding Notes") of Del Monte Corporation, a New York corporation (the "Company"), pursuant to the Exchange Offer (as defined below) if certificates for Outstanding Notes are not immediately available or if such certificates for Outstanding Notes and all other required documents cannot be delivered to the Exchange Agent on or prior to the Expiration Date (as defined in the Prospectus), or if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mail to the Exchange Agent.


                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                             BANKERS TRUST COMPANY

                                    By Mail:

                          BT Services Tennessee, Inc.
                              Reorganization Unit
                                P.O. Box 292737
                            Nashville TN 37229-2737

                         By Overnight Mail or Courier:

                          BT Services Tennessee, Inc.
                       Corporate Trust & Agency Services
                              Reorganization Unit
                               648 Grassmere Road
                               Nashville TN 37211


                 By Facsimile (for Eligible Institutions Only):


                               FAX: 615-835-3701

                        Confirm Facsimile by Telephone:

                                  615-835-3572

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.


     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, OCTOBER 18, 2001 UNLESS THE EXCHANGE OFFER IS EXTENDED.

Ladies and Gentlemen:


     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus dated September 19, 2001 ("Prospectus") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Exchange Offer"), receipt of each of which is hereby acknowledged, the principal amount of Outstanding Notes indicated below pursuant to the guaranteed deliver, procedures set forth in the Prospectus under the caption "The Exchange
Offer -- Procedures for Tendering Outstanding Notes -- Guaranteed Delivery Procedures."


Signature(s):

Name(s) of Registered Holder(s) of Outstanding

Notes:
                              Please Type or Print

Principal Amount of Outstanding Notes Tendered for Exchange: $

Outstanding Note Certificate No(s). (If available):

Dated: , 2001
Address(es):
                                                                        Zip Code

Area Code and Tel. No.(s):

(Check box if Shares will be tendered by book-entry transfer)

[ ] The Depository Trust Company

Account Number:

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as defined in the Exchange Offer), having an office or correspondent in the United States, hereby (a) represents that the above named persons) "own(s)" the Outstanding Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Outstanding Notes complies with Rule 14e-4 and (c) guarantees either to deliver to the Exchange Agent the certificates representing all the Outstanding Notes tendered hereby, in proper form for transfer and together with a properly completed and duly executed Letter of Transmittal, or a facsimile thereof, or to deliver such Outstanding Notes pursuant to the procedure for book-entry transfer into the Exchange Agent's account at The Depository Trust Company ("DTC"), together with a confirmation of a book-entry transfer of the tendered Outstanding Notes into the Exchange Agent's account at DTC, and, in either case, to deliver any other required documents, all within three business days after the Expiration Date.

              NAME OF FIRM                                AUTHORIZED SIGNATURE
                                                                  Name
                 ADDRESS                                  PLEASE TYPE OR PRINT
                                                                  Title
                ZIP CODE
                                                               Date , 2001
         Area Code and Tel. No.

     NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS NOTICE.
          CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.



----------------------------------------------------------------------------------------------
                                                                   GIVE THE
                                                                SOCIAL SECURITY
          FOR THIS TYPE OF ACCOUNT:                              NUMBER OF --
----------------------------------------------------------------------------------------------
 1. An individual's account                      The individual

 2. Two or more individuals (joint account)      The actual owner of the account or, if
                                                 combined funds, any one of the individuals(1)

 3. Husband and wife (joint account)             The actual owner of the account or, if joint
                                                 funds, either person(1)

 4. Custodian account of a minor (Uniform        The minor(2)
    Gift to Minors Act)

 5. Adult and minor (joint account)              The adult or, if the minor is the only
                                                 contributor, the minor(1)

 6. Account in the name of guardian or           The ward, minor, or incompetent person(3)
    committee for a designated ward, minor,
    or in competent person

 7. a. The usual revocable savings trust         The grantor-trustee(1)
       account (grantor is also trustee)

   b. So-called trust account that is not a      The actual owner(1)
      legal or valid trust under State law

 8. Sole Proprietorship accounts                 The Owner(4)



----------------------------------------------------------------------------------------------
                                                                   GIVE THE
                                                            EMPLOYER IDENTIFICATION
          FOR THIS TYPE OF ACCOUNT:                              NUMBER OF --
----------------------------------------------------------------------------------------------
 9.A valid trust, estate, or pension trust       Legal entity (Do not furnish the identifying
                                                 number of the personal representative or
                                                 trustee unless the legal entity itself is not
                                                 designated in the account title)(5)

10.Corporate account                             The corporation

11.Religious, charitable, or educational         The organization
   organization account

12.Partnership account held in the name of       The partnership
   the business

13.Association, club, or other tax-exempt        The organization
   organization

14.A broker or registered nominee                The broker or nominee

15.Account with the Department of Agriculture    The public entity
   in the name of a public entity (such as a
   State or local government, school district
   or prison) that receives agricultural
   program payments
----------------------------------------------------------------------------------------------



(1) List first and circle the name of the person whose number you furnish.


(2) Circle the minor's name and furnish the minor's social security number.


(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.


(4) You must show your individual name, but you may also enter your business name or "doing business as" name. You may use either your social security number or employer identification number (if you have one). However, the IRS prefers that you use your Social Security Number.


(5) List first and circle the name of the valid trust, estate, or pension trust.



NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
             (SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE)

                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under section 501(a), or an individual retirement plan.

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency, or instrumentality thereof.

- A registered dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a).

- An exempt charitable remainder trust described in Section 664, or a non-exempt trust described in Section 4947(a)(1).

- An entity registered at all times during the tax year under the Investment Company Act of 1940.

- A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under Section 1441.

- Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payor or have provided an incorrect taxpayer identification number to the payor.

- Payments of tax-exempt interest (including exempt-interest dividends under Section 852).


- Payments described in Section 6049(b)(5) to nonresident aliens.


- Payments on tax-free covenant bonds under Section 1451.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2 OF THE FORM, AND RETURN IT TO THE PAYOR.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6045, and 6050A and the regulations issued thereunder.


PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other items of income to give taxpayer identification numbers to payors who must file information returns with the IRS to report those payments. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.


PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for such failure unless your failure is due to reasonable cause and not to willful neglect.


(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in a decrease in the amount of backup withholding, you are subject to a penalty of $500.



(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


                           FOR ADDITIONAL INFORMATION
                         CONTACT YOUR TAX CONSULTANT OR
                         THE INTERNAL REVENUE SERVICE.